Exhibit 23.1

                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-79241, 333-28481, 333-28527)
of MedImmune, Inc. of our reports dated January 25, 2001 relating to the consolidated financial statements and financial statement schedules of MedImmune, Inc., which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
McLean, Virginia
February 22, 2001